As Filed with the Securities and Exchange Commission on August 14, 2008
Registration No. 333-150895

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HORSEPOWER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1381	26-2477760
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10370 Richmond Avenue, Suite 600
Houston, Texas 77042-4136
(713) 435-6100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David W. Wehlmann
Grey Wolf, Inc.
Executive Vice President and Chief Financial Officer
10370 Richmond Avenue, Suite 600
Houston, Texas 77042
(713) 435-6100
Fax: (713) 435-6170
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

George R. Bason, Jr. Michael Davis Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000 Fax: (212) 450-3800	David C. Buck Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200 Fax: (713) 238-7235	Nick D. Nicholas Bryan K. Brown Porter & Hedges, L.L.P. 1000 Main Street, 36th Floor Houston, Texas 77002 (713) 226-6000 Fax: (713) 226-6237

Approximate Date of Commencement of Proposed Sale to the Public:  Not Applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES
     On June 10, 2008, Horsepower Holdings, Inc., a Delaware corporation (the “Company”), filed a registration statement on Form S-4, File No. 333-150895 (the “Registration Statement”), registering 96,802,256 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).
     The Registration Statement was filed in connection with the proposed mergers of Grey Wolf, Inc. (“Grey Wolf’) and Basic Energy Services, Inc., with and into the Company. The proposed merger was not approved by the shareholders of Grey Wolf and the merger agreement for the transaction was terminated on July 15, 2008. No securities were sold under the Registration Statement and this Post-Effective Amendment No. 1 is being filed to deregister all shares of Common Stock registered under the Registration Statement that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 13th day of August, 2008.

Horsepower Holdings, Inc.

By:	/s/ David W. Wehlmann
David W. Wehlmann, Vice President

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

By: * Kenneth V. Huseman	President and Director (Principal executive officer)	August 13, 2008

By: /s/ David W. Wehlmann David W. Wehlmann	Vice President and Secretary (Principal financial and accounting officer)	August 13, 2008

By: * Thomas P. Richards	Director	August 13, 2008

* By: /s/ David W. Wehlmann David W. Wehlmann Attorney-in-Fact